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                                                                    EXHIBIT 23.2


[PRICEWATERHOUSECOOPERS LOGO]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-9630 and 333-12800) of Lions Gate Entertainment Corp. of our report dated June 22, 2001 relating to the financial statements of Mandalay Pictures, LLC which appears in Lions Gate Entertainment Corporation's Annual Report on Form 10-K for the year ended March 31, 2003.





/s/ PricewaterhouseCoopers

Century City, California
June 26, 2003